As filed with the Securities and Exchange Commission on October 21, 2011

Registration No. 333-177147

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

To

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORTRESS INVESTMENT GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware	20-5837959
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1345 Avenue of the Americas

46th Floor

New York, New York 10105

(212) 798-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Brooks, Esq.

Vice President, General Counsel and Secretary

Fortress Investment Group LLC

1345 Avenue of the Americas

46th Floor

New York, New York 10105

(212) 798-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Joseph A. Coco, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)(3)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(4)
Class A shares
Preferred Shares
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
Purchase Units
Total	$1,000,000,000	100%	$1,000,000,000	$114,600

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	The registrant is hereby registering an indeterminate amount and number of each identified class of the identified securities up to a proposed maximum aggregate offering price of $1,000,000,000, which may be offered from time to time at indeterminate prices, including securities that may be purchased by underwriters. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Securities registered hereunder may be sold separately or together with other securities registered hereunder.
(3)	The registrant is hereby registering an indeterminate amount and number of each identified class of the identified securities as may be issued upon conversion, exchange, exercise or settlement of any other securities that provide for such conversion, exchange, exercise or settlement.
(4)	Calculated pursuant to Rule 457(o) and Rule 457(p) under the Securities Act. The amount of the filing fee previously paid that is offset against the currently due filing fee is $30,261. The file number of the earlier registration statement from which the filing fee is offset is 333-153689. The earlier registration statement was filed by Fortress Investment Group LLC on September 26, 2008 (the initial filing date).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment is filed solely to file the exhibits indicated in Item 16 of Part II. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 14, 15, or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	List of Exhibits.

The following is a list of all exhibits filed as a part of this registration statement on Form S-3.

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

4.1	Specimen Certificate evidencing the Registrant’s Class A shares (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-138514), Exhibit 4.1)

4.2	Form of Shareholders Agreement, by and among the Registrant, Peter Briger, Wesley Edens, Randal Nardone, Robert Kauffman, and Michael Novogratz (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-138514), Exhibit 4.2)

4.3	Investor Shareholder Agreement, dated January 17, 2007, by and between the Registrant and Nomura Investment Managers U.S.A., Inc. (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-138514), Exhibit 4.3)

4.4	Form of Preferred Share Certificate*

4.5	Form of Deposit Agreement*

4.6	Form of Depositary Receipt*

4.7	Form of Warrant Agreement (including warrant certificate)*

4.8	Form of Subscription Rights Agreement (including form of subscription rights certificate)*

4.9	Form of Stock Purchase Contract (including form of stock purchase contract certificate)*

4.10	Form of Stock Purchase Unit (including form of stock purchase unit)*

5.1	Legality Opinion of Skadden, Arps, Slate, Meagher & Flom LLP**

23.1	Consent of Ernst & Young LLP†

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)**

24.1	Powers of Attorney†

*	To be filed, if necessary, as an exhibit to a Current Report on Form 8-K of the Registrant and incorporated herein by reference.
**	Filed herewith.
†	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of October, 2011.

FORTRESS INVESTMENT GROUP LLC

By:	/s/ David N. Brooks
Name: David N. Brooks
Title: General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Daniel H. Mudd	Chief Executive Officer and Director	October 21, 2011

* Daniel N. Bass	Chief Financial Officer	October 21, 2011

* John A. Konawalik	Principal Accounting Officer	October 21, 2011

* Wesley R. Edens	Co-Chairman of the Board of Directors	October 21, 2011

* Peter L. Briger, Jr.	Co-Chairman of the Board of Directors	October 21, 2011

* Robert I. Kauffman	Director	October 21, 2011

	Signature	Title	Date

	* Randal A. Nardone	Director	October 21, 2011

	* Michael E. Novogratz	Director	October 21, 2011

	* Richard N. Haass	Director	October 21, 2011

	* Douglas L. Jacobs	Director	October 21, 2011

	* David B. Barry	Director	October 21, 2011

	* Takumi Shibata	Director	October 21, 2011

	* George W. Wellde, Jr.	Director	October 21, 2011

By:	/s/ David N. Brooks
David N. Brooks
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

4.1	Specimen Certificate evidencing the Registrant’s Class A shares (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-138514), Exhibit 4.1)

4.2	Form of Shareholders Agreement, by and among the Registrant, Peter Briger, Wesley Edens, Randal Nardone, Robert Kauffman, and Michael Novogratz (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-138514), Exhibit 4.2)

4.3	Investor Shareholder Agreement, dated January 17, 2007, by and between the Registrant and Nomura Investment Managers U.S.A., Inc. (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-138514), Exhibit 4.3)

4.4	Form of Preferred Share Certificate*

4.5	Form of Deposit Agreement*

4.6	Form of Depositary Receipt*

4.7	Form of Warrant Agreement (including warrant certificate)*

4.8	Form of Subscription Rights Agreement (including form of subscription rights certificate)*

4.9	Form of Stock Purchase Contract (including form of stock purchase contract certificate)*

4.10	Form of Stock Purchase Unit (including form of stock purchase unit)*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP**

23.1	Consent of Ernst & Young LLP†

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)**

24.1	Powers of Attorney†

*	To be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
**	Filed herewith.
†	Previously filed.